As filed with the Securities and Exchange Commission on June 6, 2008

                                                 Registration No. 333___________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CLEARFIELD, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Minnesota                               41-1347235
     (State or Other Jurisdiction                    (IRS Employer
  of Incorporation or Organization)               Identification No.)

                           5480 Nathan Lane, Suite 120
                            Plymouth, Minnesota 55442
               (Address of Principal Executive Offices) (Zip Code)

                          2007 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                                 Cheri Podzimek
                           5480 Nathan Lane, Suite 120
                            Plymouth, Minnesota 55442
                     (Name and address of agent for service)

                                 (763) 476-6866
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            Janna R. Severance, Esq.
                             Messerli & Kramer P.A.
                            1800 Fifth Street Towers
                             150 South Fifth Street
                              Minneapolis, MN 55402
                            Telephone: (612) 672-3600

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                         Proposed      Proposed Maximum
 Title of Securities                                      Aggregate            Amount of
        to be         Amount to be   Maximum Offering       Offering          Registration
                                        Price Per
     Registered       Registered(1)      Share(2)            Price               Fee(3)
----------------------------------------------------------------------------------------------
 Common Stock, $.01
  par value              750,000          $1.42          $1,065,000.00           $41.85

    The shares registered by this registration statement are additional shares reserved for
(1)  issuance under the 2007 Stock Compensation Plan.
    Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq Global
(2)  Market on June 4, 2008.

    If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the
(3)  following box. [_]

                                TABLE OF CONTENTS
                                -----------------

EXPLANATORY NOTE
PART II
    Item 3. Incorporation of Documents by Reference
    Item 4. Description of Securities
    Item 5. Interest of Named Experts and Counsel
    Item 6. Indemnification of Directors and Officers
    Item 7. Exemption from Registration Claimed
    Item 8. Exhibits
    Item 9. Undertakings
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX
Opinion and Consent of Messerli & Kramer P.A.
Consent of Grant Thornton LLP

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     On August 17, 2006, the shareholders of Clearfield, Inc. ("Clearfield", the "Company", or the "registrant") adopted the 2007 Compensation Plan (the "2007 Plan") and reserved a maximum of 750,000 shares of common stock for issuance under the 2007 Plan. These shares are registered under the Securities Act on Registration Statement on Form S-8, No. 333-136828. On February 27, 2008, at the Company's annual meeting of shareholders, the shareholders approved an increase in the number of shares reserved from 750,000 to 1,500,000. The additional 750,000 shares are covered by this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     The following documents and information, which have been, or will be, filed by the registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference, as of their respective dates:

     (a) The registrant's Annual Report on Form 10-KSB for the transitional period year ended September 30, 2007;

     (b) The registrant's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2007 and March 31; 2008,

     (c) The description of the registrant's Common Stock, $.01 par value, contained in the registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Act"), on July 29, 1987 (SEC No. 0-16106), including any amendment or report filed for the purpose of updating such description.

     All reports and documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports or documents.

Item 4.  Description of Securities
         -------------------------

            Not applicable.

Item 5.  Interest of Named Experts and Counsel
         -------------------------------------

            Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

      Unless prohibited in a corporation's articles of incorporation or bylaws, Minnesota Statutes Section 302A.521 requires indemnification of officers, directors, employees, or agents, under certain circumstances, against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to acts or omissions of such person in his official capacity. The general effect of Section 302A.521 is to require the registrant to reimburse (or pay on behalf of) directors and officers of the registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the registrant, except where such persons have not acted in good faith.

      The registrant's Articles of Incorporation and Bylaws provide for such indemnification to the maximum extent permitted by Minnesota Statutes. The registrant has purchased insurance covering the liability of its directors and officers.

Item 7.  Exemption from Registration Claimed
         -----------------------------------
               Not applicable.

Item 8.  Exhibits

   Exhibit
   Number                              Description
------------  ---------------------------------------------------------------

    23.1      Opinion and Consent of Messerli & Kramer P.A., Counsel to the
              Registrant

    23.2 Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

     24 Powers of attorney from Messrs. Reddan, Roth, Zuckerman, Hayward, and Jain (included on signature page)

Item 9. Undertakings
        ------------

      A. The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY
                        --------------------------------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on May 29, 2008.


  CLEARFIELD, INC.

                                               By:  /s/ Cheri Podzimek
                                               ---------------------------------
                                                    Cheri Podzimek, President
                                                    and CEO

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cheri Podzimek and Bruce Blackey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

           Name                                Title                     Date

/s/ Cheri Podzimek              Chief Executive Officer (Principal      6/6/08
---------------------------        executive officer and director)
Cheri Podzimek
/s/ Bruce Blackey               Chief Financial Officer (principal      6/6/08
---------------------------       financial and accounting officer)
Bruce Blackey
/s/ John G. Reddan                            Director                  6/6/08
---------------------------
John G. Reddan
/s/ Ronald G. Roth                            Director                  6/6/08
---------------------------
Ronald G. Roth
/s/ Stephen L. Zuckerman                      Director                  6/6/08
---------------------------
Stephen L. Zuckerman
---------------------------
/s/ Dr. Anil K. Jain                          Director                  6/6/08
---------------------------
Dr. Anil K. Jain
---------------------------
/s/ Don Hayward                               Director                  6/6/08
---------------------------
Don Hayward

                                  EXHIBIT INDEX


Exhibit No.                    Description of Exhibit
----------- --------------------------------------------------------------------

   23.1    Opinion and Consent of Messerli & Kramer P.A., Counsel to the
           Registrant

   23.2 Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm

    24 Powers of Attorney from Messrs. Reddan, Roth, Zuckerman, Hayward and Jain (included on signature page)